Exhibit 99.3

WiSA Technologies, Inc. Files Preliminary Proxy, Advancing Data Vault Asset Purchase

- Data Vault’s CEO to join today’s Q3 2024 conference call to discuss its commercialization strategy –

BEAVERTON, OR — (November 15, 2024) — WiSA Technologies, Inc. (NASDAQ: WISA), which is in a definitive agreement to acquire AI, blockchain and Data Web 3.0 IP assets of Data Vault Holdings, Inc.® (“Data Vault”) to form a data technology & licensing company leveraging IP & proprietary HPC software, today filed a Preliminary Proxy Statement for its Annual Meeting, which included information regarding its planned acquisition of Data Vault’s ADIO® and Data Vault assets (the “Asset Purchase”). In its Q3 2024 conference call and presentation today at 8:00 am PT / 11:00 am ET, Data Vault’s CEO Nate Bradley will also be joining to discuss recent news and the commercialization strategy.

The Asset Purchase Agreement

On September 4, 2024, as amended on November 14, 2024, WiSA Technologies executed a $210 million Definitive Agreement to purchase assets, including High-Performance Computing (HPC) software and acoustic technologies IP, from Data Vault, to create a licensing and technology company with an extensive patent portfolio serving multiple industry and government entities in bioengineering, energy, education, finance & fintech, healthcare, sports entertainment, consumer, restaurants, automotive, and more. The $210 million purchase price consists of 40 million shares of WiSA common stock to be issued at $5 per share plus a $10 million 3-year Note, along with a 3% royalty on applicable product revenues.

Nathaniel T. Bradley, CEO and co-founder of Data Vault, said, “Data Vault continues to execute on our strategic initiatives to monetize our technologies with partners, licensees, and direct customers in large addressable markets. We’ve made strong inroads into the entertainment and events market, where we’ve demonstrated capabilities across multiple venues, including concerts, MMA, boxing, golf and sports entertainment arenas, which we expect to substantially monetize in 2025. We look forward to building a well-capitalized public company in combination with WiSA Technologies and unlocking shareholder value for all our investors.”

“The Data Vault transaction continues to move forward, and on November 15, 2024, we filed the preliminary proxy for WiSA stockholders to vote on the planned asset acquisition, which will create a larger, more dynamic entity with broad reach in multiple, rapidly growing markets,” said Brett Moyer, CEO of WiSA. “Data Vault’s substantial IP portfolio significantly amplifies our spatial audio technology and adds powerful HPC assets.”

Data Vault’s Recent Operating Highlights

•	Received three new patents and one new allowance from the United States Patent Office and related International publication of its now patented innovations.

•	Launched DVHolo, its hologram product suite, powered by ADIO and developed in partnership with HYPERVSN, renowned for its innovative holographic solutions that provide an immersive, real-time 3D experience that is both visually compelling and commercially potent.

•	Partnered with CLEAR, the security identity platform, to power CLEAR’s Know Your Customer (KYC) solution.

•	Launched VerifyU in collaboration with Arizona State University and its Luminosity Lab. The VerifyU platform provides secure, real-time blockchain-based academic credential verification, a key solution for students, educational institutions, and employers who rely on trustworthy and efficient methods to confirm qualifications.

•	Presented at the New York Scientific Data Summit 2024. Hosted by Brookhaven National Laboratory on September 16-17, 2024, Datavault addressed key advancements in Digital Twin technologies impacting various sectors, and in particular bioenergy.

Stockholders’ Meeting

The Company has filed a Preliminary Proxy on November 15, 2024 for its Annual Meeting of Stockholders (the “Annual Meeting”) to be held in December 2024. Stockholders will have an opportunity to vote at the Annual Meeting to approve the Asset Purchase of Datavault and Adio assets. If approved by stockholders, WiSA expects that the Asset Purchase will close shortly after the Annual Meeting, subject to satisfaction of customary closing conditions.

WiSA Technologies Investor Conference Call

Management will host its third quarter 2024 results conference call at 8:00 am PT / 11:00 am ET, on Friday, November 15, 2024.

The conference call will be available through a live webcast found here:

Webcast | Third Quarter 2024 Results

Those without internet access or who wish to dial in may call: 1-833-366-1124 (domestic), or 1-412-317-0702 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for 90 days, at the above webcast link. A telephonic replay of the call will be available through November 22, 2024, and may be accessed by calling 1- 877-344-7529 (domestic) or 1- 412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 4877124.

A presentation of the Q3 2024 results will be accessible on Friday, November 15, 2024, under the “Investors” section of WiSA Technologies’ website.

About Data Vault Holdings, Inc.

Data Vault Holdings Inc. is a technology holding company that provides a proprietary, cloud-based platform for the delivery of blockchain objects. Data Vault Holdings Inc. provides businesses with the tools to monetize data assets securely over its Information Data Exchange® (IDE). The company is in the process of finalizing the consolidation of its affiliates Data Donate Technologies, Inc., ADIO LLC, and Datavault Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. here.

LEGAL DISCLAIMER

Forward-Looking Statements

This press release of WiSA Technologies, Inc. (NASDAQ: WISA) (the “Company”, “us”, “our” or “WiSA”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, include, among others, the Company’s and Data Vault Holdings, Inc.’s (“Datavault”) expectations with respect to the proposed asset purchase (the “Asset Purchase) between them, including statements regarding the benefits of the Asset Purchase, the anticipated timing of the Asset Purchase, the implied valuation of Datavault, the products offered by Datavault and the markets in which it operates, and the Company’s and Datavault’s projected future results and market opportunities, as well as information with respect to WiSA’s future operating results and business strategy. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but are not limited to: (i) risks and uncertainties impacting WiSA’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern, WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, WiSA’s ability to predict its rate of growth, WiSA’s ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting WiSA’s customers’ end markets, WiSA’s ability to hire, retain and motivate employees, the effects of competition on WiSA’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and potential harm caused by software defects, computer viruses and development delays, (ii) risks related to the Asset Purchase, including WiSA’s ability to close the Asset Purchase in a timely manner or at all, or on the terms anticipated, whether due to WiSA’s ability to satisfy the applicable closing conditions and secure stockholder approval from WiSA stockholders or otherwise, as well as risks related to WiSA’s ability to realize some or all of the anticipated benefits from the Asset Purchase, (iii) any risks that may adversely affect the business, financial condition and results of operations of Datavault, including but not limited to cybersecurity risks, the potential for AI design and usage errors, risks related to regulatory compliance and costs, potential harm caused by data privacy breaches, digital business interruption and geopolitical risks, and (iv) other risks as set forth from time to time in WiSA’s filings with the U.S. Securities and Exchange Commission (the “SEC”). The information in this press release is as of the date hereof and neither the Company nor Datavault undertakes any obligation to update such information unless required to do so by law. The reader is cautioned not to place under reliance on forward looking statements. Neither the Company nor Datavault gives any assurance that either the Company or Datavault will achieve its expectations.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Additional Information and Where to Find It

In connection with the proposed Asset Purchase, WiSA intends to file with the SEC a definitive proxy statement. The definitive proxy statement for WiSA (if and when available) will be mailed to stockholders of WiSA. WISA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ASSET PURCHASE.

WiSA stockholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about WiSA and Data Vault, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC will also be made available free of charge by contacting WiSA using the contact information below.

Participants in the Solicitation

WISA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from WiSA’s stockholders in connection with the Asset Purchase.  Stockholders are urged to carefully read the proxy statement regarding the Asset Purchase when it becomes available, because it will contain important information. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of WiSA’s stockholders in connection with the Asset Purchase will be set forth in the proxy statement when it is filed with the SEC.  Information about WiSA’s executive officers and directors will be set forth in the proxy statement relating to the Asset Purchase when it becomes available. You can obtain free copies of these and other documents containing relevant information at the SEC’s web site at www.sec.gov or by directing a request to the address or phone number set forth below.

For further information, please contact:

WiSA Technologies, Inc.
15268 NW Greenbrier Pkwy
Beaverton, OR 97006
(408) 627-4716

Investors Contact for WiSA Technologies and Data Vault Holdings:
David Barnard, Alliance Advisors Investor Relations, 415-433-3777, wisa@lhai.com